UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_________________________

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

_________________________

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

ARI NETWORK SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

ARI Network Services, Inc. (the “Company” or  “ARI”) is making the supplemental disclosures set forth below to the definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) by the Company on July 31, 2017, to provide additional information in connection with certain litigation relating to the Agreement and Plan of Merger (the “Merger Agreement”) dated June 20, 2017, by and among ARI, Expedition Holdings LLC, a Delaware limited liability company (“Parent”), and Expedition Merger Sub, Inc., a Wisconsin corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into ARI (the “Merger”), and ARI will become a wholly owned subsidiary of Parent.

As previously disclosed on pages 5 and 63 of the Definitive Proxy Statement, on July 21, 2017, a putative class action lawsuit was filed by a purported shareholder of ARI against ARI and its directors in the U.S. District Court for the Eastern District of Wisconsin, captioned Sean Sharkey et al v. ARI Network Services, Inc. et al, Case No. 17-cv-1012.  In addition, on July 25, 2017, a putative class action lawsuit was filed by a purported shareholder of ARI against ARI, its directors, Parent, Merger Sub and TWC in the U.S. District Court for the Western District of Wisconsin, captioned Robert Berg et al v. ARI Network Services, Inc. et al, Case No. 17-cv-1033.  Both actions generally allege failures to adequately disclose material information in violation of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 14a-9 promulgated thereunder.  The plaintiffs seek, among other things, equitable relief to enjoin consummation of the Merger, rescission of the Merger and/or rescissory damages, and attorneys’ and experts’ fees.

This supplement discloses certain additional information in response to allegations made by plaintiffs in the lawsuits described above.  The Company denies the allegations of the lawsuits, believes that the definitive Definitive Proxy Statement disclosed all material information, and denies that any supplemental disclosure is required under applicable laws.  The Company is disclosing this information solely for the purpose of avoiding the expense and burden of litigation.  The lawsuits remain outstanding.

The Definitive Proxy Statement is amended and supplemented by, and should be read in conjunction with, the supplemental disclosures set forth below.  Shareholders are encouraged to read carefully the supplemental disclosures set forth below, the Definitive Proxy Statement, and annexes thereto, and the documents incorporated by reference in the Definitive Proxy Statement.

As previously disclosed in the Definitive Proxy Statement, a special meeting of the Company’s shareholders is being held on August 28, 2017, at 9:00 a.m., local time, 10850 West Park Place, Suite 1200, Milwaukee, Wisconsin 53224, for the purpose of considering and voting upon, among other things, the Merger Agreement and the Merger.  The Company’s board of directors unanimously recommends that the Company’s shareholders vote “FOR” the proposal to approve the Merger Agreement and “FOR” the other proposals being considered at the special meeting.

Supplemental Disclosures

1.

The section of the Definitive Proxy Statement entitled “Background of the Merger” is hereby supplemented as follows:

A.

The following supplemental disclosure is added at the end of the one-sentence paragraph beginning “By March 24, 2017 …” on page 32 of the Definitive Proxy Statement:

Each of the IOIs was expressly preliminary and nonbinding in nature, in every case subject to stated assumptions and additional due diligence.  On that basis, the IOIs contained preliminary indications of interest in acquiring ARI at price ranges equaling from a bid at $5.75 to $6.25 per share, to a preliminary proposed total purchase price of $140 to $160 million.

B.

The last sentence of the paragraph beginning “A telephonic meeting of the Company’s Board of Directors was held on March 27, 2017 …” on page 32 of the Definitive Proxy Statement is replaced in its entirety with the following supplemental disclosure:

After detailed discussion, including a discussion and evaluation of the terms of each IOI, the Board unanimously agreed to continue moving forward with the next stages of the process and directed PCS to inform each of the participants of its decision and to begin preparing the strategy for the next round of bidding.

C.

The following supplemental disclosure is added at the end of the paragraph beginning “On May 17, 2017 …” on page 34 of the Definitive Proxy Statement:

The non-binding term sheet received from the Project Apple Party contemplated the acquisition of certain assets of the Company representing less than 10% of the Company’s consolidated revenue for cash in an amount ranging from $10 million to $13 million, subject to further due diligence and a number of other stated conditions.

D.

The last sentence of the paragraph beginning “On May 24, 2017 …” beginning on page 34 and continuing on page 35 of the of the Definitive Proxy Statement is replaced in its entirety with the following supplemental disclosure:

Among other things, the bid letter submitted by TWC stated that TWC was “… excited about the prospect of partnering with the Company’s management team to continue to profitably grow ARI” and contained a request to discuss with senior management “certain post-closing employment and equity participation matters …” at “the appropriate time and with the permission of the ARI Board.”  Other than as described in this proxy statement, there have been no substantive discussions between TWC and ARI, or their respective representatives, regarding such matters.  The Company did not have substantive discussions with Financial Party C or Financial Party E subsequent to the April 27, 2017 and April 11, 2017 meetings, respectively, with representatives of the Company as described above, and neither Financial Party C nor Financial Party E submitted final bids.

E.

The last sentence of the paragraph beginning “In parallel, PCS and the Company collaborated on a calling list of financial sponsors …” on page 31 of the Definitive Proxy Statement is replaced in its entirety with the following supplemental disclosure:

The Company entered into non-disclosure agreements with a total of 31 potential financial partners, and conducted 23 introductory meetings or calls beginning on February 28, 2017 through March 9, 2017.  With one exception, each of these non-disclosure agreements, as well as the five entered into between the Company and potential strategic partners, as described above, contained customary standstill provisions generally prohibiting the counterparties from certain acquisitions of equity or assets of ARI, participating in solicitations of ARI shareholders or acting to influence ARI’s management, or from requesting waivers of the standstill provisions during the 18-month standstill period.  The non-disclosure agreement with Financial Party B, which was entered prior to the Company’s engagement of PCS, contained a more limited six-month standstill provision.  Under the terms of each of the non-disclosure agreements, all standstill restrictions automatically terminated upon ARI’s entry into an acquisition with another person and, accordingly, terminated upon ARI’s entry into the Merger Agreement with TWC.

2.

The section of the definitive Proxy Statement entitled “Opinion of ARI’s Financial Advisor” is hereby supplemented as follows:

A.

The following supplemental disclosure is appended to the second paragraph on page 44 of the Definitive Proxy Statement, under the heading “Selected Companies Analysis”:

The following table sets forth the indicated statistics for the selected companies that PCS determined based on this analysis.

Selected Company	Enterprise Value to LTM Revenue	Enterprise Value to LTM Adjusted EBITDA	Enterprise Value to Estimated 2017 Revenue	Enterprise Value to Estimated 2017 Adjusted EBITDA
Infomedia Ltd.	3.3x	13.8x	2.9x	8.1x
GoDaddy Inc.	2.0x	10.6x	2.0x	8.2x
Web.com Group, Inc.	2.3x	9.3x	2.3x	9.2x
Endurance International Group Holdings, Inc.	2.7x	9.7x	2.7x	9.7x
MAM Software Group, Inc.	2.7x	18.1x	2.6x	19.4x
CDK Global, Inc.	4.7x	15.0x	4.5x	13.5x

B.

The first sentence of the first paragraph on page 45 of the Definitive Proxy Statement under the heading “Premiums Paid Analysis” is replaced in its entirety with the following supplemental disclosure:

PCS reviewed publicly available data for 1,022 acquisitions of U.S. publicly traded companies completed from January 1, 2013 to June 20, 2017 across all industries.

On page 45 of the Definitive Proxy Statement, under the heading “Premiums Paid Analysis,” the following sentence is added after the third sentence of the first paragraph:

Based on its professional judgment and experience, PCS did not consider the high and low premiums it observed in its analysis of 1,022 transactions to be meaningful to its analysis and did not present such information to the Board.

C.

On page 46 of the Definitive Proxy Statement, under the heading “Illustrative Discounted Cash Flow Analysis,” under the first bulleted item, the first sub-bulleted item is replaced in its entirety with the following language:

-

the implied net present value of projected future free cash flows of ARI without accounting for any interest payments (also known as unlevered free cash flow), with such free cash flows determined based on the projected earnings before interest and tax included in the Financial Projections for the years ending July 31, 2018 through July 31, 2022, excluding the impact of stock-based compensation expense, including the impact of income taxes, adding non-cash expenses comprising depreciation, amortization of intangibles and amortization of software, and subtracting uses of cash comprising changes in net working capital, capital expenditures and capitalized software development costs (the addition of non-cash expenses comprising depreciation, amortization of intangibles and amortization of software, and subtraction of uses of cash comprising changes in net working capital, capital expenditures and capitalized software development costs constituting adjustment for net investment), and discounting the projected free cash flows for those periods to present value by a discount rate of 13.6% using the mid-year convention, based on an estimated weighted average cost of capital for ARI; and

Forward-Looking Statements

Certain statements in this supplement contain “forward‐looking statements” regarding future events, including the transaction, and our future results that are subject to the safe harbors created under the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts and projections about the markets in which we operate and the transaction, and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “endeavors,” “strives,” “may,” or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward‐looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify, including but not limited to, (i) the risk that the proposed acquisition may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company, (ii) the failure to satisfy all of the conditions precedent to the consummation of the proposed acquisition, including, but not limited to, the required approval of the shareholders of the Company and the receipt of certain governmental or regulatory approvals, (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the transaction on the Company’s business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from the Company’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against us related to the merger agreement or the acquisition and (viii) such other risks and uncertainties as identified in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2016, as filed with the SEC. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Readers are cautioned not to place undue reliance on these forward‐looking statements. The forward‐looking statements are made only as of the date hereof, and no person undertakes any obligation to publicly release the result of any revisions to these forward‐looking statements except as required by law. For more information, please refer to the Company’s filings with the SEC.

Additional Information and Where to Find It

On July 31, 2017, ARI filed with the SEC and has furnished its shareholders with a definitive proxy statement in connection with the proposed transaction.  SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION. Investors and shareholders will be able to obtain free copies of these documents and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov or by going to the Company’s Investor Relations website at investor.arinet.com and clicking on the “SEC Filings” tab.

Participants in the Solicitation

The directors and executive officers of the Company may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed acquisition. Information regarding the interests of these directors and executive officers in the transaction described herein is included in the definitive proxy statement described above.  Additional information regarding the Company’s directors and executive officers is also included in the Company’s definitive proxy statement for its 2017 Annual Meeting of Shareholders, which was filed with the SEC on November 28, 2016. These documents are available free of charge as described in the preceding paragraph.